Preferred Apartment Communities, Inc. Reports Results for First Quarter 2019

Atlanta, GA, April 29, 2019

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended March 31, 2019. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-21.

“We are very pleased with our first quarter financial results and, in particular, with our multifamily same store NOI growth. We expect 2019 to be a transformative year for PAC as we seek to build a sustainable program of excellence,” said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below.

	Three months ended March 31,
	2019	2018	% change

Revenues (in thousands)	$111,506	$90,370	23.4%

Per share data:
Net income (loss) (1)	$(0.66)	$(0.14)	—

FFO (2)	$0.39	$0.37	5.4%

AFFO (2)	$0.32	$0.26	23.1%

Dividends (3)	$0.26	$0.25	4.0%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-3 and Definitions of Non-GAAP Measures beginning on page S-21.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the first quarter 2019, our FFO payout ratio to Common Stockholders and Unitholders was approximately 67.1% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 60.0%. (A)

•
For the first quarter 2019, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 80.8% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 64.4%. (B)

•
For the quarter ended March 31, 2019, our rental revenue increased approximately 3.1% and our net operating income increased approximately 3.1% for our same-store multifamily communities as compared to the quarter ended March 31, 2018.(C) For the first quarter 2019, our average same-store multifamily communities' physical occupancy was 95.2%.

•
At March 31, 2019, the market value of our common stock was $14.82 per share. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 18.2% through March 31, 2019.

•	As of March 31, 2019, the average age of our multifamily communities was approximately 5.2 years, which is the youngest in the public multifamily REIT industry.

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•
Approximately 88.6% of our permanent property-level mortgage debt has fixed interest rates and approximately 5.8% has variable interest rates which are capped. After the refinancing of the variable rate mortgages on our Royal Lakes Marketplace and Cherokee Plaza properties in April 2019, 90.0% of our mortgage debt has fixed interest rates. In addition, we plan to refinance the remaining uncapped variable rate mortgage debt into new fixed rate instruments during the remainder of 2019. We believe we are well protected against potential increases in market interest rates.

•
At March 31, 2019, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 53.0%. Included in our total assets were our investments in the Series 2018-ML04 and Series 2019-ML05 from the Freddie Mac K program. Our leverage calculation excludes the gross assets and liabilities of approximately $544.9 million that are owned by other pool participants in the Freddie Mac K program that we consolidated under the VIE rules.

•
As of March 31, 2019, our total assets were approximately $4.8 billion compared to approximately $3.4 billion as of March 31, 2018, an increase of approximately $1.4 billion, or approximately 41.5%. This growth was driven by (i) the acquisition of 16 real estate properties (partially offset by the sale of 3 properties) and (ii) the consolidation of the mortgage pools from the Freddie Mac K program. Excluding the VIE mortgage pool assets from other participants in the K Program, our total assets grew approximately $862.9 million, or 25.4% since March 31, 2018.

•	On March 25, 2019, we closed on a real estate loan investment aggregating approximately $10.8 million in support of a multifamily community to be located in Destin, Florida.

(A) We calculate the FFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to FFO Attributable to Common Stockholders and Unitholders. We calculate the FFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and FFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-21.

(B) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO.

(C) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-21.

Acquisitions of Properties

During the first quarter 2019, we acquired the following properties:

Property	Location (MSA)	Beds / Gross leasable area (square feet)

Student housing property:
Haven49 (1)	Charlotte, NC	887	beds

Grocery-anchored shopping center:
Gayton Crossing	Richmond, VA	158,316	GLA

(1) The Company assumed the membership interests of the project from the developer in satisfaction of the project indebtedness owed to the Company.

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Real Estate Assets

	Owned as of March 31, 2019	Potential additions from real estate loan investment portfolio (1) (2)	Potential total
Multifamily communities:
Properties	32	7	39
Units	9,768	2,153	11,921
Grocery-anchored shopping centers:
Properties	46	—	46
Gross leasable area (square feet)	4,889,011	—	4,889,011
Student housing properties:
Properties	8	1	9
Units	2,011	175	2,186
Beds	6,095	543	6,638
Office buildings:
Properties	7	1	8
Rentable square feet	2,578,000	191,000	2,769,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2)  The Company has terminated various purchase option agreements in exchange for termination fees.  These properties are excluded from the potential additions from our real estate loan investment portfolio

Subsequent to Quarter End

On April 12, 2019, we closed on a real estate loan investment of up to approximately $7.2 million in connection with the development of a 204-unit second phase of our Lodge at Hidden River multifamily community located in Tampa, Florida.

On April 12, 2019, we refinanced the variable-rate mortgage on our Royal Lakes Marketplace grocery-anchored shopping center into a new 10 year, $9,700,000 loan with a fixed rate of 4.29%.

On April 12, 2019, we refinanced the variable-rate mortgage on our Cherokee Plaza grocery-anchored shopping center into a new 8 year, $25,200,000 loan with a fixed rate of 4.28%.

Same-Store Multifamily Communities Financial Data

The following chart presents same store operating results for the Company’s same-store multifamily communities. We define our population of same-store multifamily communities as those that have achieved occupancy at or above 93% occupancy for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following same-store multifamily communities containing an aggregate 6,172 units:

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Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Overton Rise	Sorrel	Venue at Lakewood Ranch
Avenues at Creekside	525 Avalon Park	Vineyards
Citrus Village	Retreat at Greystone	City Vista
Founders' Village	Luxe at Lakewood Ranch	Adara at Overland Park
Summit Crossing I	Summit Crossing II	Aldridge at Town Village

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below.

Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	3/31/2019	3/31/2018

Net income (loss)	$(2,280)	$14,263
Add:
Equity stock compensation	311	1,135
Depreciation and amortization	45,289	40,616
Interest expense	26,756	20,968
Management fees	7,829	6,241
Insurance, professional fees and other expenses	1,464	706
Waived asset management and general and administrative expense fees	(2,629)	(1,220)
Less:
Interest revenue on notes receivable	11,288	10,300
Interest revenue on related party notes receivable	5,802	4,265
Income from consolidated VIEs	141	—
Loss on extinguishment of debt	(17)	—
Gains on sales of real estate and trading investment	4	20,354

Property net operating income	59,522	47,790
Less:
Non-same-store property revenues	(68,586)	(50,679)
Add:
Non-same-store property operating expenses	24,267	17,632

Same store net operating income	$15,203	$14,743

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Multifamily Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	3/31/2019	3/31/2018	$ change	% change
Revenues:
Rental revenues	$24,997	$24,240	$757	3.1%
Other property revenues	833	887	(54)	(6.1)%
Total revenues	25,830	25,127	703	2.8%

Operating expenses:
Property operating and maintenance	2,938	3,020	(82)	(2.7)%
Payroll	2,042	1,904	138	7.2%
Property management fees	1,030	1,005	25	2.5%
Real estate taxes	3,561	3,470	91	2.6%
Other	1,056	985	71	7.2%
Total operating expenses	10,627	10,384	243	2.3%

Same store net operating income	$15,203	$14,743	$460	3.1%

Same store average physical occupancy	95.2%	94.7%

Capital Markets Activities

During the first quarter 2019, we issued and sold an aggregate of 129,680 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $116.7 million after commissions and other fees.
In addition, during the first quarter 2019, we issued 334,480 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $4.2 million. We also issued approximately 1.1 million shares of Common Stock for redemptions of 16,189 shares of our Series A Redeemable Preferred Stock.
During the first quarter 2019, we issued and sold an aggregate of 12,472 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $12.1 million after dealer manager fees.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On February 21, 2019, we declared a quarterly dividend on our Common Stock of $0.26 per share for the first quarter 2019. This represents a 4.0% increase in our common stock dividend from our first quarter 2018 common stock dividend of $0.25 per share, and an average annual dividend growth rate of 14.0% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The first quarter dividend was paid on April 15, 2019 to all stockholders of record on March 15, 2019. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.26 per unit for the first quarter 2019, which was paid on April 15, 2019 to all Class A Unit holders of record as of March 15, 2019.

Monthly Dividends on Preferred Stock

We declared monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $24.7 million for the first quarter 2019 and represent a 6% annual yield. We declared dividends totaling approximately $806,000 on our Series M Redeemable Preferred Stock, or mShares, for the first quarter 2019. The mShares have a dividend rate that escalates from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

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Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, April 30, 2019 at 11:00 a.m. Eastern Time to discuss our first quarter 2019 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, April 30, 2019
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our first quarter 2019 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2019 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.44 - $1.50 per share for the full year 2019.

AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month periods ended March 31, 2019 and 2018 appear on page S-3 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/1Q19_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 that was filed with the

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Securities and Exchange Commission, or SEC, on March 1, 2019, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to the mShares Offering and/or the $1.5 Billion Unit Offering upon request by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

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PA|C

PREFERRED APARTMENT COMMUNITIES

Q1 | 2019

SUPPLEMENTAL FINANCIAL DATA

APTS LISTED NYSE

SOARING

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Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-4
Consolidated Balance Sheets	S-6
Consolidated Statements of Cash Flows	S-7
Real Estate Loan Investment Portfolio	S-8
Mortgage Indebtedness	S-11
Multifamily Communities	S-15
Student Housing Properties	S-16
Capital Expenditures	S-16
Grocery-Anchored Shopping Center Portfolio	S-18
Office Building Portfolio	S-20
Definitions of Non-GAAP Measures	S-21

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
(In thousands, except per-share figures)	2019	2018
Revenues:
Rental revenues	$92,238	$74,261
Other property revenues	2,178	1,544
Interest income on loans and notes receivable	11,288	10,300
Interest income from related parties	5,802	4,265
Total revenues	111,506	90,370

Operating expenses:
Property operating and maintenance	10,792	8,805
Property salary and benefits	4,657	3,899
Property management fees	3,267	2,756
Real estate taxes	12,500	9,975
General and administrative	2,614	1,841
Equity compensation to directors and executives	311	1,135
Depreciation and amortization	45,289	40,616
Asset management and general and administrative expense
fees to related party	7,829	6,241
Insurance, professional fees, and other expenses	2,528	1,445

Total operating expenses	89,787	76,713
Waived asset management and general and administrative
expense fees	(2,629)	(1,220)

Net operating expenses	87,158	75,493
Operating income before gains on sales of
real estate and trading investment	24,348	14,877
Gains on sales of real estate and trading investment	4	20,354
Operating income	24,352	35,231

Interest expense	26,756	20,968
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	141	—
Loss on extinguishment of debt	(17)	—

Net (loss) income	(2,280)	14,263
Consolidated net loss (income) attributable to non-controlling interests	(492)	(380)

Net (loss) income attributable to the Company	(2,772)	13,883

Dividends declared to preferred stockholders	(25,539)	(19,517)
Earnings attributable to unvested restricted stock	(2)	(2)

Net loss attributable to common stockholders	$(28,313)	$(5,636)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.66)	$(0.14)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	42,680	39,098

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Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended March 31,
(In thousands, except per-share figures)		2019	2018

Net loss attributable to common stockholders (See note 1)		$(28,313)	$(5,636)

Add:	Depreciation of real estate assets	35,717	27,712
	Amortization of acquired real estate intangible assets and deferred leasing costs	9,123	12,591
	Net income (loss) attributable to non-controlling interests (See note 2)	492	380
Less:	Gains on sales of trading investment and real estate	—	(20,354)
FFO attributable to common stockholders and unitholders		17,019	14,693

Add:	Loan cost amortization on acquisition term note	19	25
	Amortization of loan coordination fees paid to the Manager (See note 3)	468	476
	Weather-related property operating losses (See note 4)	—	(260)
	Payment of costs related to property refinancing	55	41
	Non-cash equity compensation to directors and executives	311	1,135
	Amortization of loan closing costs (See note 5)	1,131	1,045
	Depreciation/amortization of non-real estate assets	449	313
	Net loan fees received (See note 6)	401	800
	Accrued interest income received (See note 7)	2,760	1,343
	Internalization costs (See note 8)	45	—
	Deemed dividends from cash redemptions of preferred stock	3	318
	Amortization of lease inducements (See note 9)	428	257
	Non-cash dividends on Preferred Stock	93	106
	Cash received in excess of amortization of purchase option termination revenues (See note 10)	296	—
Less:	Non-cash loan interest income (See note 7)	(3,324)	(4,932)
	Non-cash revenues from mortgage-backed securities	(141)	—
	Cash paid for loan closing costs	(3)	(391)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(3,758)	(3,189)
	Amortization of deferred revenues (See note 12)	(940)	(497)
	Normally recurring capital expenditures and leasing costs (See note 13)	(1,180)	(874)

AFFO		$14,132	$10,409

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$11,195	$9,802
	Distributions to Unitholders (See note 2)	229	268
	Total	$11,424	$10,070

Common Stock dividends and Unitholder distributions per share		$0.26	$0.25

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.39	$0.37
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.32	$0.26

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	42,680	39,098
	Class A Units	880	1,070
	Common Stock and Class A Units	43,560	40,168

	Diluted Common Stock and Class A Units (B)	44,199	41,226

Actual shares of Common Stock outstanding, including 6 unvested shares
of restricted Common Stock at both March 31, 2019 and 2018.		43,244	39,215
Actual Class A Units outstanding at March 31, 2019 and 2018, respectively.		879	1,070
	Total	44,123	40,285

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.02% weighted average non-controlling interest in the Operating Partnership for the three-month period ended March 31, 2019.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-4.

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Notes to Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended March 31, 2019 include activity for the properties acquired during the quarter only from their respective dates of acquisition. In addition, the first quarter 2019 period includes activity for the properties acquired since March 31, 2018. Rental and other property revenues and expenses for the first quarter 2018 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership, consisted of a total of 879,335 Class A Units as of March 31, 2019. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.02% and 2.67% for the three-month periods ended March 31, 2019 and 2018, respectively.

3)
We pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, to reflect the administrative effort involved in arranging debt financing for acquired properties. The fees are calculated as 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing and are amortized over the lives of the respective mortgage loans. This non-cash amortization expense is an addition to FFO in the calculation of AFFO. At March 31, 2019, aggregate unamortized loan coordination fees were approximately $13.4 million, which will be amortized over a weighted average remaining loan life of approximately 10.7 years.

4)
We sustained weather-related operating losses due to Hurricane Harvey at our Stone Creek multifamily community during the first quarter 2018; these costs are added back to FFO in our calculation of AFFO. Included in these adjustments are the receipt from our insurance carrier during the first quarter 2018 of claims proceeds for lost rental revenues incurred during the third and fourth quarters of 2017 that totaled approximately $588,000, which was recognized in our statements of operations for the first quarter 2018.

5)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. Effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At March 31, 2019, aggregate unamortized loan costs were approximately $23.6 million, which will be amortized over a weighted average remaining loan life of approximately 9.1 years.

6)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 7).

7)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 6 above) which was earned and accrued prior to those periods presented on various real estate loans.

8)	This adjustment reflects the add-back of exploratory expenses incurred by the Company related to the potential internalization of the functions performed by its Manager.

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

10)
Effective January 1, 2019, we terminated our purchase options on the Sanibel Straits, Newbergh, Wiregrass and Cameron Square multifamily communities and the Solis Kennesaw student housing property, all of which are partially supported by real estate loan investments held by us. In exchange for termination fees aggregating $7.9 million from the developers, which are recorded as revenue over the period beginning on the date of election until the earlier of (i) the maturity of the real estate loan investment and (ii) the sale of the property. The receipt of the cash termination fees are an additive adjustment in our calculation of AFFO and the removal of non-cash revenue from the recognition of the termination fees are a reduction to FFO in our calculation of AFFO; both of these adjustments are presented in a single net number within this line. As of March 31, 2019, we had received cash in excess of recognized termination fee revenues of approximately $296,000. This difference is an additive adjustment to FFO in our calculation of AFFO.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

11)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At March 31, 2019, the balance of unamortized below-market lease intangibles was approximately $46.6 million, which will be recognized over a weighted average remaining lease period of approximately 9.2 years.

12)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

13)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-21.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	March 31, 2019	December 31, 2018
Assets
Real estate
Land	$535,698	$519,300
Building and improvements	2,826,609	2,738,085
Tenant improvements	131,117	128,914
Furniture, fixtures, and equipment	296,926	278,151
Construction in progress	9,268	8,265
Gross real estate	3,799,618	3,672,715
Less: accumulated depreciation	(308,004)	(272,042)
Net real estate	3,491,614	3,400,673
Real estate loan investments, net of deferred fee income and allowance for loan loss	311,661	282,548
Real estate loan investments to related parties, net	24,477	51,663
Total real estate and real estate loan investments, net	3,827,752	3,734,884

Cash and cash equivalents	80,403	38,958
Restricted cash	45,482	48,732
Notes receivable	16,340	14,440
Note receivable and revolving lines of credit due from related parties	24,980	32,867
Accrued interest receivable on real estate loans	23,540	23,340
Acquired intangible assets, net of amortization	131,560	135,961
Deferred loan costs on Revolving Line of Credit, net of amortization	1,753	1,916
Deferred offering costs	6,346	6,468
Tenant lease inducements, net	20,371	20,698
Receivable from sale of mortgage-backed security	—	41,181
Tenant receivables and other assets	54,662	41,567
Variable Interest Entity ("VIE") assets mortgage-backed pool, at fair value	568,725	269,946
Total assets	$4,801,914	$4,410,958

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment	$2,359,939	$2,299,625
Revolving line of credit	17,000	57,000
Real estate loan investment participation obligation	—	5,181
Unearned purchase option termination fees	7,276	2,050
Deferred revenue	42,544	43,484
Accounts payable and accrued expenses	40,525	38,618
Accrued interest payable	7,494	6,711
Dividends and partnership distributions payable	20,285	19,258
Acquired below market lease intangibles, net of amortization	46,638	47,149
Security deposits and other liabilities	15,775	17,611
VIE liabilities from mortgage-backed pool, at fair value	544,869	264,886
Total liabilities	3,102,345	2,801,573

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 1,804 and 1,674 shares issued; 1,720 and 1,608
shares outstanding at March 31, 2019 and December 31, 2018, respectively	17	16
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 57 and 44 shares issued and 56 and 44 shares outstanding
at March 31, 2019 and December 31, 2018, respectively	1	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
43,238 and 41,776 shares issued and outstanding at
March 31, 2019 and December 31, 2018, respectively	432	418
Additional paid-in capital	1,698,810	1,607,712
Accumulated (deficit) earnings	—	—
Total stockholders' equity	1,699,260	1,608,146
Non-controlling interest	309	1,239
Total equity	1,699,569	1,609,385
Total liabilities and equity	$4,801,914	$4,410,958

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(In thousands)	2019	2018
Operating activities:
Net (loss) income	$(2,280)	$14,263
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	45,289	40,616
Amortization of above and below market leases	(1,436)	(1,178)
Deferred revenues and fee income amortization	(1,357)	(943)
Purchase option termination fee amortization	(4,233)	—
Non-cash interest income amortization on MBS, net of amortized costs	(141)	—
Amortization of market discount on assumed debt and lease incentives	494	323
Deferred loan cost amortization	1,552	1,480
(Increase) in accrued interest income on real estate loan investments	(3,551)	(2,828)
Equity compensation to executives and directors	311	1,135
Gains on sales of real estate and trading investment	(4)	(20,354)
Cash received for purchase option terminations	1,330	—
Loss on extinguishment of debt	17	—
Mortgage interest received from consolidated VIEs	2,598	—
Mortgage interest paid to other participants of consolidated VIEs	(2,598)	—
Changes in operating assets and liabilities:
(Increase) decrease in tenant receivables and other assets	(8,376)	625
(Increase) in tenant lease incentives	(102)	(2,149)
Increase (decrease) in accounts payable and accrued expenses	1,290	(1,074)
(Decrease) increase in accrued interest, prepaid rents and other liabilities	(2,441)	1,502
Net cash provided by operating activities	26,362	31,418

Investing activities:
Investments in real estate loans	(29,795)	(68,929)
Repayments of real estate loans	—	42,312
Notes receivable issued	(1,890)	(472)
Notes receivable repaid	—	5,618
Note receivable issued to and draws on line of credit by related parties	(13,952)	(14,419)
Repayments of line of credit by related parties	8,330	9,034
Origination fees received on real estate loan investments	801	1,600
Origination fees paid to Manager on real estate loan investments	(401)	(800)
Purchases of mortgage-backed securities (K program), net of acquisition costs	(18,656)	—
Mortgage principal received from consolidated VIEs	679	—
Purchases of mortgage-backed securities	(12,278)	—
Sales of mortgage-backed securities	53,445	—
Acquisition of properties	(32,540)	(170,072)
Disposition of properties, net	—	42,266
Receipt of insurance proceeds for capital improvements	746	412
Additions to real estate assets - improvements	(7,917)	(7,637)
Deposits (paid) refunded on acquisitions	(511)	4,021
Net cash used in investing activities	(53,939)	(157,066)

Financing activities:
Proceeds from mortgage notes payable	57,275	123,275
Repayments of mortgage notes payable	(38,324)	(27,350)
Payments for deposits and other mortgage loan costs	(996)	(1,733)
Proceeds from real estate loan participants	—	5
Payments to real estate loan participants	(5,223)	(3,314)
Proceeds from lines of credit	126,200	86,200
Payments on lines of credit	(166,200)	(114,800)
Repayment of the Term Loan	—	(11,000)
Mortgage principal paid to other participants of consolidated VIEs	(679)	—
Proceeds from repurchase agreements	4,857	—

(Continued on next page)

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Three months ended March 31,
(In thousands)	2019	2018

Payments for repurchase agreements	(4,857)	—
Proceeds from sales of Units, net of offering costs and redemptions	128,573	93,234
Proceeds from exercises of warrants	3,921	11,169
Payments for redemptions of preferred stock	(2,006)	(5,744)
Common Stock dividends paid	(10,840)	(9,576)
Preferred stock dividends paid	(24,869)	(18,963)
Distributions to non-controlling interests	(228)	(221)
Payments for deferred offering costs	(832)	(1,152)
Net cash provided by financing activities	65,772	120,030

Net increase (decrease) in cash, cash equivalents and restricted cash	38,195	(5,618)
Cash, cash equivalents and restricted cash, beginning of year	87,690	73,012
Cash, cash equivalents and restricted cash, end of period	$125,885	$67,394

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					March 31, 2019	December 31, 2018

Multifamily communities:				(in thousands)
Palisades	Northern VA	5/17/2019	N/A	$17,270	$17,132	$17,132	8 / 0 (2)
464 Bishop	Atlanta, GA	6/30/2019	N/A	12,693	12,693	12,693	8.5 / 0 (3)
Park 35 on Clairmont	Birmingham, AL	6/26/2019	6/26/2020	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	14,438	14,136	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	4,244	3,974	3,891	8.5 / 6.5
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	108,561	95,349	8.5 / 3 (4)
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	4,136	—	8.5 / 4.5
The Anson Capital	Nashville, TN	11/24/2021	11/24/2023	5,659	4,162	3,160	8.5 / 4.5
Sanibel Straights	Fort Myers, FL	2/3/2021	2/3/2022	9,416	8,292	8,118	8.5 / 5.5
Sanibel Straights Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,559	5,442	8.5 / 5.5
Falls at Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	20,165	19,742	8.5 / 5.5
Newbergh	Atlanta, GA	1/31/2021	1/31/2022	11,749	10,966	10,736	8.5 / 5.5
Newbergh Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	5,299	5,188	8.5 / 5.5
V & Three	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,335	10,335	8.5 / 5
V & Three Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	6,159	6,030	8.5 / 5
Cameron Square	Alexandria, VA	10/11/2021	10/11/2023	21,340	17,418	17,050	8.5 / 3
Cameron Square Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	7,718	7,557	8.5 / 3
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	2,532	896	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	3,979	3,895	8.5 / 4
E-Town	Jacksonville, FL	6/14/2022	6/14/2023	16,697	5,380	3,886	8.5 / 3.5
Vintage	Destin, FL	3/24/2022	3/24/2024	10,763	1,645	—	8.5 / 4

Student housing properties:
Haven 12	Starkville, MS	11/30/2020	N/A	6,116	6,116	6,116	8.5 / 0
Haven Charlotte (5)	Charlotte, NC	12/22/2019	N/A	—	—	19,462	8.5 / 6.5
Haven Charlotte Member (5)	Charlotte, NC	12/22/2019	N/A	—	—	8,201	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	11,586	11,343	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	7,953	7,786	8.5 / 5.5
Solis Kennesaw II	Atlanta, GA	5/5/2022	5/5/2024	13,613	8,228	4,268	8.5 / 4

(Table continued on next page)

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					March 31, 2019	December 31, 2018

(Continued from previous page)
				(in thousands)

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857	12,857	12,857	8.5 / 5.0 (6)

Preferred Office Properties:
8West	Atlanta, GA	11/29/2022	11/29/2024	30,329	—	—	8.5 / 5
8West construction loan	Atlanta, GA	11/29/2022	11/29/2024	37,250	—	—	(7)

				$484,222	338,343	336,329
Unamortized loan origination fees					(2,205)	(2,118)
Allowance for loan losses					—	—

Carrying amount					$336,138	$334,211

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Pursuant to an amendment of the loan agreement, effective January 1, 2019, the loan ceased accruing deferred interest.
(3) Effective January 1, 2019, the loan ceased accruing deferred interest.
(4) Effective January 1, 2019, the deferred interest rate decreased from 6.0% to 3.0%.
(5) The Company assumed the membership interests of the project from the developer in satisfaction of the project indebtedness owed to the Company.
(6) Per the terms of the loan documents, the deferred interest rate reverted to 5.0% from 6.9% per annum in January 2019.
(7) The current interest rate on the 8West construction loan is a variable rate of 400 basis points over LIBOR.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

We hold options, but not obligations, to purchase some of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 10 and 60 basis points (if any), depending on the loan. As of March 31, 2019, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Palisades	Northern VA	304	5/1/2019	5/31/2019
Falls at Forsyth	Atlanta, GA	356	S + 90 days (2)	S + 150 days (2)
V & Three	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
The Anson	Nashville, TN	301	S + 90 days (2)	S + 150 days (2)
Southpoint	Fredericksburg, VA	240	S + 90 days (2)	S + 150 days (2)
E-Town	Jacksonville, FL	332	S + 90 days (3)	S + 150 days (3)
Vintage	Destin, FL	282	(4)	(4)

Student housing properties:
Solis Kennesaw II	Atlanta, GA	175	(5)	(5)

Office property:
8West	Atlanta, GA	(6)	(6)	(6)

		2,328

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The purchase options held by us on the Sanibel Straights, Wiregrass, Newbergh, Cameron Square and Solis Kennesaw projects were terminated, in exchange for an aggregate $7.9 million in termination fees from the developers.

(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period window begins on the earlier of June 21, 2024 and the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period window begins on the later of one year following receipt of final certificate of occupancy or 90 days beyond the achievement of a 93% physical occupancy rate by the underlying property and ends 60 days beyond the option period beginning date.

(5) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2020 and end on December 31, 2020.

(6) The project plans are for the construction of a class A office building consisting of approximately 191,000 rentable square feet; our purchase option window opens 90 days following the achievement of 90% lease commencement and ends on November 30, 2024 (subject to adjustment). Our purchase option is at the to-be-agreed-upon market value. In the event the property is sold to a third party, we would be due a fee based on a minimum multiple of 1.15 times the total commitment amount of the real estate loan investment, less the amounts actually paid by the borrower, up to and including payment of accrued interest and repayment of principal at the time of the sale.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Summit Crossing	10/31/2017	$38,172	$38,349	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,357	13,357	4/1/2021	4.49%	Fixed rate		4/30/2019
Vineyards	9/26/2014	33,873	34,039	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,074	21,198	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	26,752	26,899	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	28,560	28,723	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely Resort	6/24/2015	31,623	31,796	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,450	20,571	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	39,491	39,697	8/1/2024	4.09%	160	(2)	8/31/2016
Citi Lakes	9/3/2015	41,385	41,582	4/1/2023	4.66%	217	(3)	N/A
Stone Creek	6/22/2017	20,055	20,139	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	2/28/2019	39,275	29,274	3/1/2029	4.34%	Fixed rate		N/A
Retreat at Lenox	12/21/2015	17,377	17,465	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,020	39,220	8/1/2026	3.98%	Fixed rate		N/A
Village at Baldwin Park	12/17/2018	71,301	71,453	1/1/2054	4.16%	Fixed rate		N/A
Crosstown Walk	1/15/2016	30,718	30,878	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	65,430	65,740	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	34,207	34,387	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	31,963	32,137	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	29,246	29,393	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	34,493	34,644	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	30,609	30,748	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,274	26,381	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	38,197	38,378	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	31,056	31,203	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,056	37,222	11/1/2024	4.19%	Fixed rate	(4)	N/A
Reserve at Summit Crossing	9/29/2017	19,561	19,654	10/1/2024	3.87%	Fixed rate		N/A

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,747	21,848	12/1/2024	3.95%	Fixed rate	N/A
Colony at Centerpointe	12/20/2017	32,610	32,770	10/1/2026	3.68%	Fixed rate	N/A
Lux at Sorrel	1/9/2018	30,913	31,057	2/1/2030	3.91%	Fixed rate	N/A
Green Park	2/28/2018	39,061	39,236	3/10/2028	4.09%	Fixed rate	N/A
The Lodge at Hidden River	9/27/2018	41,404	41,576	10/1/2028	4.32%	Fixed rate	N/A
Vestavia Reserve	11/9/2018	37,573	37,726	12/1/2030	4.40%	Fixed rate	N/A
CityPark View South	11/15/2018	24,044	24,140	6/1/2029	4.51%	Fixed rate	N/A

Total multifamily communities		1,117,927	1,112,880

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,207	9,261	10/1/2019	3.36%	Fixed rate	10/31/2015
Parkway Town Centre	9/5/2014	6,696	6,735	10/1/2019	3.36%	Fixed rate	10/31/2015
Woodstock Crossing	8/8/2014	2,920	2,935	9/1/2021	4.71%	Fixed rate	N/A
Deltona Landings	9/30/2014	6,595	6,622	10/1/2019	3.48%	Fixed rate	N/A
Powder Springs	9/30/2014	6,959	6,987	10/1/2019	3.48%	Fixed rate	N/A
Kingwood Glen	9/30/2014	11,034	11,079	10/1/2019	3.48%	Fixed rate	N/A
Barclay Crossing	9/30/2014	6,204	6,229	10/1/2019	3.48%	Fixed rate	N/A
Sweetgrass Corner	9/30/2014	7,525	7,555	10/1/2019	3.58%	Fixed rate	N/A
Parkway Centre	9/30/2014	4,321	4,338	10/1/2019	3.48%	Fixed rate	N/A
The Market at Salem Cove	10/6/2014	9,209	9,253	11/1/2024	4.21%	Fixed rate	11/30/2016
Independence Square	8/27/2015	11,652	11,716	9/1/2022	3.93%	Fixed rate	9/30/2016
Royal Lakes Marketplace	9/4/2015	9,507	9,544	9/4/2020	4.99%	250	4/3/2017
The Overlook at Hamilton Place	12/22/2015	19,814	19,913	1/1/2026	4.19%	Fixed rate	N/A
Summit Point	10/30/2015	11,768	11,858	11/1/2022	3.57%	Fixed rate	N/A
East Gate Shopping Center	4/29/2016	5,393	5,431	5/1/2026	3.97%	Fixed rate	N/A
Fury's Ferry	4/29/2016	6,230	6,273	5/1/2026	3.97%	Fixed rate	N/A
Rosewood Shopping Center	4/29/2016	4,184	4,214	5/1/2026	3.97%	Fixed rate	N/A
Southgate Village	4/29/2016	7,439	7,491	5/1/2026	3.97%	Fixed rate	N/A
The Market at Victory Village	5/16/2016	9,027	9,066	9/11/2024	4.40%	Fixed rate	10/10/2017
Wade Green Village	4/7/2016	7,775	7,815	5/1/2026	4.00%	Fixed rate	N/A
Lakeland Plaza	7/15/2016	28,060	28,256	8/1/2026	3.85%	Fixed rate	N/A
University Palms	8/8/2016	12,705	12,798	9/1/2026	3.45%	Fixed rate	N/A

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Cherokee Plaza	8/8/2016	24,526	24,683	9/1/2021	4.74%	225	(5)	N/A
Sandy Plains Exchange	8/8/2016	8,875	8,940	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	11,864	11,951	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,781	8,845	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,061	9,128	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	15,908	15,978	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	5.49%	300	(6)	11/1/2021
Castleberry-Southard	4/21/2017	11,122	11,175	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,806	13,875	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,241	10,307	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	17,809	17,927	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,482	8,535	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	8,679	8,737	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	18,468	18,584	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,750	11,817	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,403	8,452	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	11,179	11,245	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,675	9,716	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	18,283	18,387	8/1/2028	4.36%	Fixed rate		N/A
Hollymead Town Center	12/21/2018	27,203	27,300	1/1/2029	4.64%	Fixed rate		N/A
Gayton Crossing	1/17/2019	17,968	—	2/1/2029	4.71%	Fixed rate		N/A

Total grocery-anchored shopping centers		503,707	488,351

Student housing properties:
North by Northwest	6/1/2016	31,803	32,004	10/1/2022	4.02%	Fixed rate		N/A
SoL	10/31/2018	36,058	36,197	11/1/2028	4.71%	Fixed rate		N/A
Stadium Village	10/27/2017	45,876	46,095	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	5.49%	300		1/5/2020
The Tradition	5/10/2018	30,000	30,000	6/6/2021	6.49%	400	(7)	6/6/2021
Retreat at Orlando	5/31/2018	47,125	47,125	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	28,966	7/9/2021	6.04%	355	(8)	7/9/2021
Haven49	3/27/2019	41,550	—	12/22/2019	6.24%	375		12/22/2019

Total student housing properties		292,778	251,787

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Office buildings:
Brookwood Center	8/29/2016	31,292	31,481	9/10/2031	3.52%	Fixed rate	10/9/2017
Galleria 75	11/4/2016	5,490	5,540	7/1/2022	4.25%	Fixed rate	N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate	1/31/2022
Westridge at La Cantera	11/13/2017	52,837	53,163	12/10/2028	4.10%	Fixed rate	N/A
Armour Yards	1/29/2018	40,000	40,000	2/1/2028	4.10%	Fixed rate	2/29/2020
150 Fayetteville	7/31/2018	114,400	114,400	8/10/2028	4.27%	Fixed rate	9/9/2020
Capitol Towers	12/20/2018	126,322	126,650	1/10/2037	4.60%	Fixed rate	N/A

Total office buildings		485,841	486,734
Grand total		2,400,253	2,339,752
Less: deferred loan costs		(35,495)	(35,242)
Less: below market debt adjustment		(4,819)	(4,885)
Mortgage notes, net		$2,359,939	$2,299,625

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(3) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(4) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(5) The interest rate has a floor of 2.7%.
(6) The interest rate has a floor of 3.25%.
(7) The interest rate has a floor of 5.6%.
(8) The interest rate has a floor of 5.25%.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Multifamily Communities

As of March 31, 2019, our multifamily community portfolio consisted of the following properties:

				Three months ended March 31, 2019
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Same-Store Communities:
Summit Crossing I	Atlanta, GA	345	1,034	97.4%	$1,161
Summit Crossing II	Atlanta, GA	140	1,100	97.1%	$1,263
Overton Rise	Atlanta, GA	294	1,018	94.9%	$1,561
Aldridge at Town Village	Atlanta, GA	300	969	94.0%	$1,361
Avenues at Cypress	Houston, TX	240	1,170	92.2%	$1,452
Avenues at Northpointe	Houston, TX	280	1,167	95.1%	$1,380
Vineyards	Houston, TX	369	1,122	94.9%	$1,177
Avenues at Creekside	San Antonio, TX	395	974	94.0%	$1,155
Aster at Lely Resort	Naples, FL	308	1,071	96.1%	$1,477
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	95.8%	$1,578
525 Avalon Park	Orlando, FL	487	1,394	94.2%	$1,464
Citi Lakes	Orlando, FL	346	984	95.6%	$1,446
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	96.7%	$1,503
Citrus Village	Tampa, FL	296	980	96.4%	$1,298
Lenox Village	Nashville, TN	273	906	95.5%	$1,257
Regent at Lenox	Nashville, TN	18	1,072	98.1%	$1,309
Retreat at Lenox	Nashville, TN	183	773	95.1%	$1,187
Retreat at Greystone	Birmingham, AL	312	1,100	95.9%	$1,251
City Vista	Pittsburgh, PA	272	1,023	95.2%	$1,368
Adara Overland Park	Kansas City, KS	260	1,116	95.0%	$1,347
Founders Village	Williamsburg, VA	247	1,070	95.3%	$1,395
Sorrel	Jacksonville, FL	290	1,048	94.7%	$1,284

Total/Average Same-Store Communities		6,172		95.2%

CityPark View	Charlotte, NC	284	948	93.9%	$1,123
CityPark View South	Charlotte, NC	200	1,005	94.0%	$1,258
Stone Creek	Houston, TX	246	852	—	$1,120
Crosstown Walk	Tampa, FL	342	981	94.2%	$1,316
Overlook at Crosstown Walk	Tampa, FL	180	986	95.2%	$1,400
Claiborne Crossing	Louisville, KY	242	1,204	94.2%	$1,373
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	96.7%	$1,336
Colony at Centerpointe	Richmond, VA	255	1,149	93.2%	$1,377
Lux at Sorrel	Jacksonville, FL	265	1,025	93.6%	$1,388
Green Park	Atlanta, GA	310	985	94.4%	$1,480
Lodge at Hidden River	Tampa, FL	300	980	—	$1,432
Vestavia Reserve	Birmingham, AL	272	1,113	—	$1,569

Value-add project:
Village at Baldwin Park	Orlando, FL	528	1,069	—	$1,686

Total PAC Non-Same-Store Communities		3,596

Average stabilized physical occupancy				95.0%

Total multifamily community units		9,768

For the three-month period ended March 31, 2019, our average same-store multifamily communities' physical occupancy was 95.2%. We calculate average same-store physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended March 31, 2019, our average stabilized physical occupancy was 95.0%. We calculate average stabilized physical occupancy for quarterly periods as

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended March 31, 2019, our average economic occupancy was 94.9%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, Lodge at Hidden River and Vestavia Reserve). We also exclude properties which are currently being marketed for sale, of which we had none at March 31, 2019.

Student Housing Properties

As of March 31, 2019, our student housing portfolio consisted of the following properties:

					Three months ended March 31, 2019
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy (1)	Average rent per bed
Student housing properties:
North by Northwest	Tallahassee, FL	219	679	1,250	95.0%	$728
SoL	Tempe, AZ	224	639	1,296	97.8%	$695
Stadium Village (2)	Atlanta, GA	198	792	1,466	93.4%	$718
Ursa (2)	Waco, TX	250	840	1,634	91.7%	$579
The Tradition	College Station, TX	427	808	539	93.7%	$577
The Retreat at Orlando	Orlando, FL	221	894	2,036	98.2%	$746
The Bloc	Lubbock, TX	140	556	1,394	—%	n/a
Haven49	Charlotte, NC	332	887	1,224	—%	n/a

		2,011	6,095
(1) Data only presented for stabilized student housing properties.
(2) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

For the three-month period ended March 31, 2019, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$111	$11.14	$—	$—	$111	$11.14
Carpets	263	26.39	—	—	263	26.39
Wood / vinyl flooring	73	7.36	—	—	73	7.36
Mini blinds and ceiling fans	27	2.72	—	—	27	2.72
Fire safety	—	—	24	2.37	24	2.37
HVAC	64	6.34	11	1.15	75	7.49
Computers, equipment, misc.	5	0.51	26	2.58	31	3.09
Elevators	—	—	23	2.27	23	2.27
Exterior painting	—	—	32	3.17	32	3.17
Leasing office and other common amenities	79	7.95	550	55.26	629	63.21
Major structural projects	—	—	828	83.16	828	83.16
Cabinets and countertop upgrades	—	—	344	34.57	344	34.57
Landscaping and fencing	—	—	536	53.84	536	53.84
Parking lot	—	—	165	16.56	165	16.56
Signage and sanitation	—	—	48	4.86	48	4.86
Totals	$622	$62.41	$2,587	$259.79	$3,209	$322.20

For the three-month period ended March 31, 2019, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-bed figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$19	$3.56	$—	$—	$19	$3.56
Carpets	4	0.81	—	—	4	0.81
Wood / vinyl flooring	1	0.27	—	—	1	0.27
Mini blinds and ceiling fans	1	0.28	—	—	1	0.28
Fire safety	—	—	46	8.67	46	8.67
HVAC	2	0.29	—	—	2	0.29
Computers, equipment, misc.	2	0.38	51	9.65	53	10.03
Elevators	—	—	—	—	—	—
Exterior painting	—	—	221	42.10	221	42.10
Leasing office and other common amenities	22	4.20	101	19.24	123	23.44
Major structural projects	—	—	483	91.93	483	91.93
Cabinets and counter top upgrades	93	17.66	7	1.25	100	18.91
Landscaping and fencing	—	—	163	30.99	163	30.99
Parking lot	—	—	43	8.24	43	8.24
Signage and sanitation	—	—	63	11.95	63	11.95
Totals	$144	$27.45	$1,178	$224.02	$1,322	$251.47

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 17

Grocery-Anchored Shopping Center Portfolio

As of March 31, 2019, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)		Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018		98.3%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864		100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658		95.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711		95.1%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853		96.9%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432		94.2%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370		96.6%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493		93.0%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784		98.4%	Publix
Summit Point	Atlanta, GA	2004	111,970		87.4%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587		96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978		86.0%	Publix
Woodmont Village	Atlanta, GA	2002	85,639		94.6%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122		100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716		92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458		96.2%	Publix
Parkway Centre	Columbus, GA	1999	53,088		100.0%	Publix
Greensboro Village	Nashville, TN	2005	70,203		98.3%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570		100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587		100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356		100.0%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300		98.0%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095		100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720		98.4%	BJ's Wholesale Club
Crossroads Market	Naples, FL	1993	126,895		98.9%	Publix
Neapolitan Way	Naples, FL	1985	137,580		91.6%	Publix
Conway Plaza	Orlando, FL	1966	117,705		93.6%	Publix
Deltona Landings	Orlando, FL	1999	59,966		100.0%	Publix
University Palms	Orlando, FL	1993	99,172		100.0%	Publix
Barclay Crossing	Tampa, FL	1998	54,958		100.0%	Publix
Champions Village	Houston, TX	1973	383,346		79.5%	Randalls
Kingwood Glen	Houston, TX	1998	103,397		100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218		88.1%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855		100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124		96.2%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384		95.3%	Kroger
Rosewood Shopping Center	Columbia, SC	2002	36,887		90.2%	Publix
Anderson Central	Greenville Spartanburg, SC	1999	223,211		96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888		73.5%	Aldi
Brawley Commons	Charlotte, NC	1997	122,028		97.4%	Publix
West Town Market	Charlotte, NC	2004	67,883		100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946		100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781		91.1%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092		98.0%	Publix
Hollymead Town Center	Charlottesville, VA	2005	158,807		89.8%	Harris Teeter
Gayton Crossing	Richmond, VA	1983	158,316	(2)	86.2%	Kroger

Grand total/weighted average			4,889,011		94.1%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.
(2) The GLA figure shown excludes the GLA of the Kroger store, which is owned by others.

As of March 31, 2019, our grocery-anchored shopping center portfolio was 94.1% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 18

Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of March 31, 2019 were:

	Totals
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	8	11,302	0.2%
2019	75	268,200	5.8%
2020	138	525,269	11.4%
2021	142	639,816	13.9%
2022	120	373,306	8.1%
2023	100	392,775	8.5%
2024	65	936,520	20.4%
2025	31	552,981	12.0%
2026	14	155,825	3.4%
2027	19	121,651	2.6%
2028	22	288,323	6.3%
2029 +	21	327,987	7.4%

Total	755	4,593,955	100.0%

The Company's grocery-anchored shopping center portfolio contained the following anchor tenants as of March 31, 2019:

Tenant	GLA	Percent of total GLA
Publix	1,039,959	21.3%
Kroger	518,194	10.6%
Harris Teeter	222,523	4.6%
Wal-Mart	183,211	3.7%
BJ's Wholesale Club	108,532	2.2%
Randall's	61,604	1.3%
Bi-Lo	59,824	1.2%
H.E.B	54,844	1.1%
Tom Thumb	43,600	0.9%
Sprouts	29,855	0.6%
The Fresh Market	43,321	0.9%
Aldi	23,622	0.5%

Total	2,389,089	48.9%

Total RSF	4,889,011

The Company's Quarterly Report on Form 10-Q for first quarter 2019 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the first quarter 2019 totaled approximately $264,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property redevelopments and repositioning.

FIRST QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 19

Office Building Portfolio

As of March 31, 2019, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	91%
150 Fayetteville	Raleigh, NC	560,000	88%
Capitol Towers	Charlotte, NC	479,000	95%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Armour Yards	Atlanta, GA	187,000	96%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	96%

		2,578,000	93%

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	520,000	18.8%	$11,822
Albemarle	162,000	9.1%	5,706
State Farm Mutual Automobile Insurance Company	183,000	5.3%	3,311
United Services Automobile Association	129,000	4.9%	3,118
Harland Clarke Corporation	129,000	4.6%	2,881

	1,123,000	42.7%	$26,838

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rented square	rented
	feet	square feet
2019	74,000	3.1%
2020	61,000	2.5%
2021	245,000	10.3%
2022	68,000	2.9%
2023	109,000	4.6%
2024	209,000	8.8%
2025	137,000	5.8%
2026	165,000	7.0%
2027	267,000	11.2%
2028	213,000	9.0%
2029+	827,000	34.8%

Total	2,375,000	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $149,000 during the first quarter 2019. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

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Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was restated in 2018, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets;

•	gains and losses from change in control and

•	impairment writedowns of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• internalization costs;
• allowances for loan loss reserves;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;

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• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of AFFO removes other significant non-cash charges and revenues and other costs which are not representative of our ongoing business operations, we believe it improves comparability to investors in assessing our core operating results across periods. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Communities' Same-Store Net Operating Income (“NOI”)

We use same store net operating income as an operational metric for our same-store communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of same-store communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to own and operate multifamily properties and, to a lesser extent, own and operate student housing properties, grocery-anchored shopping centers and strategically located, well leased class A office buildings, all in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by our manager as appropriate for us. At March 31, 2019, the Company was the approximate 97.9% owner of Preferred Apartment Communities Operating Partnership, L.P., the Company's operating partnership. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011. Learn more at www.pacapts.com.

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